Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Media Contact
Raytheon Company
Mike Doble
+1.703.284.4345
corporatepr@raytheon.com

For Immediate Release

Raytheon Company Announces Executive Appointments

David C. Wajsgras and Anthony F. O’Brien to New Roles;
Lynn A. Dugle to Retire

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WALTHAM, Mass., (January 7, 2015) — Raytheon Company (NYSE: RTN) Chairman and CEO Thomas A. Kennedy announced today the appointment of David C. Wajsgras as President, Raytheon Intelligence, Information and Services (IIS) business, succeeding Lynn A. Dugle, who has announced plans to retire from the company. Additionally, Kennedy has appointed Anthony F. “Toby” O’Brien vice president and Chief Financial Officer, succeeding Wajsgras. The new appointments are effective March 2, 2015.

“Today’s executive announcements reflect our focus on strong talent development and succession planning,” said Kennedy. “Dave’s tenure as CFO has been an integral component of an exceptional growth period for the company. His focus on delivering value to our customers and investors will help support our global growth strategy at IIS. I want to thank Lynn for her outstanding leadership and dedication to our customers, employees and communities. Lynn’s leadership in transforming IIS into a global cyber and security services business represents a lasting legacy of innovation and customer success.”

In commenting on O’Brien’s appointment to Chief Financial Officer, Kennedy added, “As a 29-year veteran of Raytheon, Toby has a deep knowledge of our company and our customers. His extensive expertise in all aspects of finance and the defense industry provide a strong foundation for his future success as our new CFO and for the fiscal stewardship of Raytheon.”

David C. Wajsgras
Wajsgras joined Raytheon as senior vice president and Chief Financial Officer in 2006, leading the company’s merger and acquisition activity, planning and analysis, financial reporting and controls, investor relations, and global tax and treasury operations. Under his leadership, the company’s financial position was substantially improved. Further, he led several successful technology-based acquisitions and divestitures, including the sale of Raytheon Aircraft Company. Prior to joining the company, Wajsgras was executive vice president and CFO of Lear Corporation, where he served seven years in a series of increasingly senior financial and operational leadership roles. Before joining Lear, Wajsgras was corporate controller for Engelhard Corporation and held numerous financial management positions with Honeywell International, Inc.

Wajsgras serves as the executive champion of Raytheon’s Persons with DisAbilities (RPDA) Employee Resource Group, an organization that works as a strategic partner across the company to facilitate a fully accessible and supportive workplace for employees with disabilities. He is a member of the Kogod Advisory Council for the Kogod School of Business at American University in Washington, D.C., the Lahey Clinic Foundation Board of Trustees in Burlington, Mass., and the CFO Council of the Aerospace Industries Association. He earned his bachelor’s degree in accounting from the University of Maryland in College Park, and has a master’s degree in business administration from American University.

Anthony F. O’Brien
O’Brien joined Raytheon in 1986, holding numerous finance positions of increasing responsibility with the company over the course of his 29-year career. He most recently served as vice president and chief financial officer for Raytheon’s Integrated Defense Systems (IDS) business. In this role, O’Brien was responsible for providing focus and leadership to various strategic initiatives at the business unit, as well as improved effectiveness and efficiency in the organizational structure. Previously, O’Brien was vice president of Finance and the senior finance executive responsible for Raytheon Airline Aviation Services and Raytheon’s International Landed Companies, and Chief Financial Officer for Raytheon Aircraft Company. He holds a bachelor’s degree in finance from Boston College and is a graduate of Raytheon’s Finance Leadership Development Program.

Lynn A. Dugle
Dugle will retire after serving more than 10 years with the company in a series of increasingly senior roles, most recently as president of Raytheon’s Intelligence, Information and Services business, a position she has held since 2009. Dugle’s career has included senior roles in engineering, quality, manufacturing operations, supply chain management, financial analysis and strategic planning. She is a member of the Intelligence and National Security Alliance (INSA) Board of Directors and serves on the Board of Directors of the National Space Foundation. Dugle holds bachelor’s degrees from Purdue University in technical management and Spanish. Dugle also holds a master’s of business administration degree from the University of Texas at Dallas.

About Raytheon
Raytheon Company, with 2013 sales of $24 billion and 63,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 92 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as cyber security and a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @Raytheon.